UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

2500 Regency Parkway

Cary, NC 27518

(Address of principal executive offices)

(904) 280-2669

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, NY 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 1, 2011, Solar Energy Initiatives, Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “APA”) with Social Fly Marketing, Inc. (“Seller”) pursuant to which the Company agree to purchase from Seller and Seller agreed to sell to the Company all of Seller’s right, title and interest in certain assets relating to the Seller’s websites and business for a purchase price of $30,000 to be paid within 30 days of closing of the APA and the issuance of 100,000 shares of common stock of the Company on or before the closing date of the APA. On July 19, 2012, the Company and the Seller amended the APA to extend the closing date to September 15, 2012.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the APA, which is attached an exhibit to this Current Report on Form 8-K. Readers should review the exhibit for a complete understanding of the terms and conditions associated with this matter.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement dated November 1, 2011, by and among Solar Energy Initiatives, Inc. and Social Fly Marketing Inc.

10.2	Amendment to the Asset Purchase Agreement dated July 19, 2012, by and among Solar Energy Initiatives, Inc. and Social Fly Marketing Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: July 19, 2012	/s/ David Fann
David Fann
Chief Executive Officer

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